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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT



        We consent to the incorporation by reference in this Registration Statement of Courier Corporation (the "Company") on Form S-8 of our report dated November 5, 1998, appearing in the Annual Report on Form 10-K of the Company for the year ended September 26, 1998.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Boston, Massachusetts
March 26, 1999